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                          GULFMARK INTERNATIONAL, INC.

                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1997

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of GulfMark International, Inc. ("GulfMark") hereby appoints Frank
R. Pierce and Kevin D. Mitchell, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of GulfMark to be held on April 30, 1997, at 11:00 a.m., Houston time, at The Ritz-Carlton Hotel, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint Proxy Statement/Prospectus dated March 31, 1997:

(1) Proposal to approve and adopt the Agreement and Plan of Distribution dated as of December 5, 1996, by and among Energy Ventures, Inc. ("EVI"), GulfMark and GulfMark Offshore, Inc., a wholly owned subsidiary of GulfMark ("New GulfMark"), pursuant to which GulfMark will, prior to the Merger, as defined below, (i) contribute its offshore marine services business to New GulfMark and (ii) then distribute all shares of the common stock, $.01 par value, of New GulfMark pro rata to all holders of the common stock, $1.00 par value, of GulfMark ("GulfMark Common Stock").

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

(2) Proposal to approve and adopt the Agreement and Plan of Merger dated December 5, 1996, as amended, among EVI, GulfMark Acquisition Co., a wholly owned subsidiary of EVI ("Sub"), GulfMark and New GulfMark, pursuant to which Sub will merge with and into GulfMark (the "Merger") and each outstanding share of GulfMark Common Stock will be converted into the right to receive .6695 of one share of EVI common stock, $1.00 par value.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

(3) Proposal to amend the GulfMark International, Inc. Amended and Restated 1993 Non-Employee Director Stock Option Plan to provide for appropriate anti-dilution adjustments in connection with certain corporate transactions.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

                   (Continued and to be signed on other side)
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                          (Continued from other side.)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4. Receipt of the Joint Proxy Statement/Prospectus dated March 31, 1997, is hereby acknowledged.

(4) Proposal to amend the GulfMark International, Inc. 1987 Stock Option Plan, as amended, to provide that the number of shares reserved for issuance thereunder is subject to adjustment in accordance with amended anti-dilution provisions and to provide for appropriate anti-dilution adjustments in connection with certain corporate transactions.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

(5) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                                                --------------------------------

                                                --------------------------------
                                                  Signature of Stockholder(s)

                                                Please sign your name exactly as
                                                it appears hereon. Joint owners
                                                must each sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your full
                                                title as it appears thereon.

                                                Date:               , 1997.

        PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

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